Exhibit 99.1

For Immediate Release	Contact:	Ralph A. Beattie
972/770-5600
CAPITAL SENIOR LIVING CORPORATION
REPORTS THIRD QUARTER 2007 RESULTS
DALLAS — (BUSINESS WIRE) — November 6, 2007 — Capital Senior Living Corporation (NYSE:CSU), one of the country’s largest operators of senior living communities, today announced operating results for the third quarter of 2007. Company highlights for the third quarter of 2007 include:
Financial Highlights
•	Revenue of $47.8 million increased approximately $6.0 million or 14 percent from the third quarter of 2006.

•	EBITDAR (income from operations plus depreciation and amortization and facility lease expense) of $14.0 million increased approximately 37 percent from the prior year period.

•	EBITDAR margin of 29.4 percent improved 480 basis points from the third quarter of 2006.

•	Third quarter 2007 net income was $1.4 million, or $0.05 per diluted share, versus $0.1 million, or less than $0.01 per diluted share, in the third quarter of the prior year.

•	Cash earnings (net income plus depreciation and amortization) were $4.2 million, or $0.16 per diluted share, in the third quarter of 2007 versus $2.7 million, or $0.10 per diluted share, in the third quarter of 2006.
Operational Highlights
•	Average physical occupancy rate for the stabilized communities was 90.5 percent.

•	Operating margins (before property taxes, insurance and management fees) were 48 percent in stabilized independent and assisted living communities.

•	At communities under management, same-store revenue increased 4.5 percent versus the third quarter of 2006 with a 3.7 percent increase in average monthly rent and a 1.2 percent increase in occupancy. Same-community expenses increased by 1.5 percent and net income increased 9.4 percent from the comparable period of the prior year. Incremental EBITDAR margin on same store revenue increases equaled 79 percent.

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Significant Transactions
The Company and Prudential Real Estate Investors (PREI®), acting on behalf of institutional investors in its Senior Housing Partners III fund, have formed a second joint venture to develop a senior housing community. The community to be developed is located in Richmond Heights, Ohio and will consist of 97 independent living units and 45 assisted living units.
The new venture will be funded 10 percent by the Company and 90 percent by PREI. The joint venture will fund approximately 35 percent of the equity according to each member’s pro rata share and will obtain a construction loan for the remaining 65 percent of the project costs. Under the venture agreement, the Company will earn development and management fees and may receive incentive distributions.
“The Company continues to benefit from leveraging its operating platform and further reducing expenses through the rollout of the national group purchasing program,” said James A. Stroud, Chairman of the Company. “In the most recent quarter, revenue increased 14 percent, EBITDAR grew 37 percent and EBITDAR margin improved by 480 basis points versus the third quarter of the prior year.”
OPERATING AND FINANCIAL RESULTS
For the third quarter of 2007, the Company reported revenue of $47.8 million, compared to revenue of $41.8 million in the third quarter of 2006, an increase of approximately $6.0 million or 14 percent. Resident and healthcare revenue increased from the third quarter of the prior year by approximately $5.4 million, or 15 percent.
The number of consolidated communities increased from 43 in the third quarter of 2006 to 49 in the third quarter of 2007. Financial occupancy of the consolidated portfolio averaged 88.5 percent in the third quarter of 2007 with an average monthly rent of $2,356 per occupied unit.
Revenue under management increased approximately 13 percent to $55.0 million in the third quarter of 2007 from $48.5 million in the third quarter of 2006. Revenue under management includes revenue generated by the Company’s consolidated communities, communities owned in joint ventures and communities owned by third parties that are managed by the Company. These communities increased from 60 to 64 during the last 12 months.
Operating expenses for the third quarter of 2007 increased by $3.0 million from the third quarter of 2006. As a percentage of resident and healthcare revenues, operating expenses improved from 63.8 percent in the third quarter of 2006 to 62.8 percent in the third quarter of 2007, an improvement of 100 basis points. Operating expenses for the quarter included $0.1 million of storm damage to three Texas communities.

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General and administrative expenses of $2.9 million were approximately $0.4 million below the third quarter of 2006. As a percentage of revenue under management, general and administrative expenses were 5.2 percent in the third quarter of 2007.
Facility lease expenses were $6.9 million in the third quarter of 2007, approximately $1.7 million higher than the third quarter of 2006, reflecting 24 leased communities at the end of the third quarter of 2007 versus 18 at the end of the third quarter of 2006. Depreciation and amortization expense was $2.8 million in the third quarter of 2007, compared to $2.7 million in the third quarter of the prior year.
EBITDAR for the third quarter of 2007 was approximately $14.0 million, an increase of 37 percent from $10.3 million in the third quarter of 2006. EBITDAR margin was 29.4 percent for the period, a 480 basis point improvement from the comparable period of the prior year.
Interest income was $0.2 million in the third quarter of 2007, equal to the third quarter of 2006. Interest expense was $3.2 million in the third quarter of 2007, compared to $3.5 million in the third quarter of 2006, as a result of refinancings and other debt retirement earlier this year.
The Company reported a gain on sale of assets of $0.8 million in the third quarter of 2007 from the recognition of deferred gains. As of September 30, 2007, the Company had deferred gains of $27.2 million that are being amortized over the initial lease terms of the underlying assets.
The Company reported a pre-tax profit of approximately $2.2 million in the third quarter of 2007 compared to approximately $0.1 million in the third quarter of 2006. The Company reported a net profit of $1.4 million, or $0.05 per diluted share, in the third quarter of 2007 versus a net profit of $0.1 million, less than $0.01 per diluted share, in the third quarter of 2006. Cash earnings were $4.2 million, or $0.16 per diluted share, in the third quarter of 2007, versus $2.7 million, or $0.10 per diluted share, in the third quarter of 2006.
For the first nine months of 2007, the Company produced revenue of $140.9 million, compared to revenue of $116.1 million in the first nine months of 2006, an increase of $24.8 million or approximately 21 percent. Adjusted EBITDAR for the first nine months of 2007 was $40.6 million, an increase of $11.9 million or 42 percent from the $28.7 million reported for the first nine months of 2006.
Year-to-date results include write-offs of deferred loan costs as a result of refinancings and other non-cash charges itemized on the attached non-GAAP reconciliation. Excluding these items, the Company’s results improved from an adjusted net loss of $1.4 million in the first nine months of 2006 to an adjusted net profit of $3.6 million in the

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first nine months of 2007. On a per share basis, results improved from a loss of $0.05 per share in the first nine months of 2006 to a profit of $0.13 per diluted share in the first nine months of 2007. Adjusted cash earnings improved from $0.30 per share in the first nine months of 2006 to $0.45 per share in the first nine months of 2007.
“We continue to report solid results,” said Lawrence A. Cohen, Chief Executive Officer. “In the third quarter, we achieved significant same-store growth in community net income, as we benefited from improved occupancies and the mark-to-market effect of higher rents. Our sound expense controls enabled us to achieve 79 percent incremental EBITDAR margin on same store revenue increases. Our national platform, management depth and current market conditions position us well to take advantage of a range of growth opportunities, including organic growth and acquisitions.”
CAPITAL OVERVIEW AND FINANCING
Capital expenditures in the third quarter of 2007 were approximately $2.3 million. The Company ended the quarter with approximately $24.0 million of cash and cash equivalents and approximately $189.9 million of mortgage debt at fixed interest rates averaging approximately 6.1 percent.
3Q07 CONFERENCE CALL INFORMATION
The Company will host a conference call with senior management to discuss the Company’s third quarter 2007 financial results. The call will be held on Wednesday, November 7, 2007 at 11:00 a.m. Eastern Time.
The call-in number is 913-312-6694, confirmation code 2414333. A link to a simultaneous webcast of the teleconference will be available at www.capitalsenior.com through Windows Media Player or RealPlayer.
For the convenience of the Company’s shareholders and the public, the conference call will be recorded and available for replay starting November 7, 2007 at 2:00 p.m. Eastern Time, until November 14, 2007 at 8:00 p.m. Eastern Time. To access the conference call replay, call 719-457-0820, confirmation code 2414333. The conference call will also be made available for playback via the Company’s corporate website, www.capitalsenior.com, and will be available until the next earnings release date.
ABOUT THE COMPANY
Capital Senior Living Corporation is one of the nation’s largest operators of residential communities for senior adults. The Company’s operating philosophy emphasizes a continuum of care, which integrates independent living, assisted living and home care services, to provide residents the opportunity to age in place.

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The Company currently operates 64 senior living communities in 23 states with an aggregate capacity of approximately 9,500 residents, including 37 senior living communities which the Company owns or in which the Company has an ownership interest, 24 leased communities and 3 communities it manages for third parties. In the communities operated by the Company, 70 percent of residents live independently, 23 percent of residents require assistance with activities of daily living and 7 percent of residents live in continuing care retirement communities.
This release contains certain financial information not derived in accordance with generally accepted accounting principles (GAAP), including adjusted EBITDAR, adjusted EBITDAR margin, adjusted net income, adjusted cash earnings, adjusted cash earnings per share and other items. The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Reconciliation of this information to the most comparable GAAP measures is included as an attachment to this release.
The forward-looking statements in this release are subject to certain risks and uncertainties that could cause results to differ materially, including, but not limited to, the Company’s ability to complete the refinancing of certain of our wholly owned communities, realize the anticipated savings related to such financing, find suitable acquisition properties at favorable terms, financing, licensing, business conditions, risks of downturns in economic conditions generally, satisfaction of closing conditions such as those pertaining to licensure, availability of insurance at commercially reasonable rates, and changes in accounting principles and interpretations among others, and other risks and factors identified from time to time in our reports filed with the Securities and Exchange Commission.
Contact Ralph A. Beattie, Chief Financial Officer, at 972-770-5600 or Cameron Donahue or Brett Maas, Hayden Communications, Inc. at 651-653-1854 for more information.

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CAPITAL SENIOR LIVING CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2007	2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$23,994	$25,569
Accounts receivable, net	3,430	3,838
Accounts receivable from affiliates	473	784
Federal and state income taxes receivable	2,244	241
Deferred taxes	877	672
Assets held for sale	1,531	2,034
Property tax and insurance deposits	7,287	6,460
Prepaid expenses and other	5,273	3,493

Total current assets	45,109	43,091

Property and equipment, net	309,941	313,569
Deferred taxes	13,487	15,448
Investments in limited partnerships	5,613	5,253
Other assets, net	15,896	17,127

Total assets	$390,046	$394,488

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,156	$3,566
Accrued expenses	11,329	11,224
Current portion of notes payable	6,473	6,110
Current portion of deferred income	4,441	4,306
Customer deposits	2,129	2,478

Total current liabilities	27,528	27,684

Deferred income	23,906	26,073
Notes payable, net of current portion	190,430	196,647
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.01 par value:
Authorized shares — 15,000; no shares issued or outstanding	—	—
Common stock, $.01 par value:
Authorized shares — 65,000 Issued and outstanding shares — 26,563 and 26,424 in 2007 and 2006, respectively	266	264
Additional paid-in capital	128,487	127,448
Retained earnings	19,429	16,372

Total shareholders’ equity	148,182	144,084

Total liabilities and shareholders’ equity	$390,046	$394,488

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CAPITAL SENIOR LIVING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenues:
Resident and health care revenue	$41,910	$36,501	$124,842	$101,175
Unaffiliated management services revenue	778	151	939	858
Affiliated management services revenue	864	437	2,035	1,116
Community reimbursement revenue	4,206	4,732	13,049	12,951

Total revenues	47,758	41,821	140,865	116,100

Expenses:
Operating expenses (exclusive of facility lease expense and depreciation and amortization expense shown below)	26,344	23,290	77,263	65,183
General and administrative expenses	2,880	3,303	9,180	8,728
Facility lease expense	6,850	5,131	20,184	11,082
Stock-based compensation expense	283	212	763	552
Depreciation and amortization	2,835	2,672	8,361	9,643
Community reimbursement expense	4,206	4,732	13,049	12,951

Total expenses	43,398	39,340	128,800	108,139

Income from operations	4,360	2,481	12,065	7,961

Other income (expense):
Interest income	154	191	509	466
Interest expense	(3,160)	(3,511)	(9,615)	(13,151)
Gain on sale of assets	805	817	2,504	1,714
Write-off of deferred loan costs	—	—	(538)	(1,867)
Other (expense) income	(8)	91	(61)	212

Income (loss) before (provision) benefit for income taxes	2,151	69	4,864	(4,665)
(Provision) benefit for income taxes	(784)	—	(1,807)	1,249

Net income (loss)	1,367	69	3,057	(3,416)

Per share data:
Basic net income (loss) per share	$0.05	$0.00	$0.12	$(0.13)

Diluted net income (loss) per share	0.05	0.00	0.11	(0.13)

Weighted average shares outstanding — basic	26,201	26,023	26,177	25,976

Weighted average shares outstanding — diluted	26,593	26,470	26,641	25,976

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Capital Senior Living Corporation
Supplemental Information

	Communities		Resident Capacity		Units
	Q3 07	Q3 06	Q3 07	Q3 06	Q3 07	Q3 06
Portfolio Data
I. Community Ownership / Management
Consolidated communities
Owned	25	25	3,926	3,926	3,503	3,503
Leased	24	18	3,710	3,049	3,105	2,546
Joint Venture communities (equity method)	12	12	1,406	1,406	1,221	1,221
Third party communities managed	3	5	502	743	408	640

Total	64	60	9,544	9,124	8,237	7,910

Independent living			6,713	6,713	5,738	5,738
Assisted living			2,176	1,756	1,881	1,554
Continuing Care Retirement Communities			655	655	618	618

Total			9,544	9,124	8,237	7,910

II. Percentage of Operating Portfolio
Consolidated communities
Owned	39.1%	41.7%	41.1%	43.0%	42.5%	44.3%
Leased	37.5%	30.0%	38.9%	33.4%	37.7%	32.2%
Joint venture communities (equity method)	18.8%	20.0%	14.7%	15.4%	14.8%	15.4%
Third party communities managed	4.7%	8.3%	5.3%	8.1%	5.0%	8.1%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Independent living			70.3%	73.6%	69.7%	72.5%
Assisted living			22.8%	19.2%	22.8%	19.6%
Continuing Care Retirement Communities			6.9%	7.2%	7.5%	7.8%

Total			100.0%	100.0%	100.0%	100.0%
Selected Operating Results
I. Consolidated communities
Number of communities	49	43
Resident capacity	7,636	6,975
Unit capacity	6,608	6,049
Financial occupancy (1)	88.5%	90.0%
Revenue (in millions)	41.8	36.4
Operating expenses (in millions)(2)	23.4	21.0
Operating margin	44%	42%
Average monthly rent	2,356	2,233
II. Waterford / Wellington communities
Number of communities	17	17
Resident capacity	2,426	2,426
Unit capacity	2,132	2,132
Financial occupancy (1)	91.5%	90.3%
Revenue (in millions)	11.6	11.0
Operating expenses (in millions)(2)	6.4	6.4
Operating margin	45%	42%
Average monthly rent	1,988	1,903
III. Communities under management
Number of communities	64	60
Resident capacity	9,544	9,124
Unit capacity	8,237	7,910
Financial occupancy (1)	88.9%	88.3%
Revenue (in millions)	55.0	48.5
Operating expenses (in millions)(2)	30.0	27.3
Operating margin	45%	44%
Average monthly rent	2,478	2,336
IV. Same Store communities under management
Number of communities	57	57
Resident capacity	8,805	8,805
Unit capacity	7,610	7,610
Financial occupancy (1)	89.4%	88.2%
Revenue (in millions)	49.1	47.0
Operating expenses (in millions)(2)	26.5	26.4
Operating margin	46%	44%
Average monthly rent	2,419	2,333

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V. General and Administrative expenses as a percent of Total Revenues under Management
Third Quarter	5.2%	6.8%
First Nine Months	5.6%	6.0%
VI. Consolidated Debt Information (in thousands, except for interest rates) Excludes insurance premium financing
Fixed rate debt	189,862	160,154
Variable rate debt, with a cap	—	33,000
Variable rate debt, no cap or floor	—	5,112

Total debt	189,862	198,266

Fixed rate debt — weighted average rate	6.1%	6.2%
Variable rate debt — weighted average rate	0.0%	7.6%
Total debt — weighted average rate	6.1%	6.5%

(1)	- Financial occupancy represents actual days occupied divided by total number of available days during the month of the quarter.

(2)	- Excludes management fees, insurance and property taxes.

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CAPITAL SENIOR LIVING CORPORATION
NON-GAAP RECONCILIATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Adjusted EBITDAR
Net income from operations	4,360	2,481	12,065	7,961
Depreciation and amortization expense	2,835	2,672	8,361	9,643
Facility lease expense	6,850	5,131	20,184	11,082

Adjusted EBITDAR	14,045	10,284	40,610	28,686

Adjusted EBITDAR Margin
Adjusted EBITDAR	14,045	10,284	40,610	28,686
Total revenues	47,758	41,821	140,865	116,100

Adjusted EBITDAR margin	29.4%	24.6%	28.8%	24.7%

Adjusted net income (loss) and net income (loss) per share
Net income (loss)	1,367	69	3,057	(3,416)
Write-off deferred loan costs, net of tax	—	—	338	1,223
Write-off contract rights costs, net of tax	—	—	—	567
Joint venture noncash charge	—	—	156	—
Texas state income tax adjustment	—	—	—	269

Adjust net income (loss)	1,367	69	3,551	(1,357)

Adjusted net income (loss) per share	$0.05	0.00	$0.13	(0.05)

Diluted shares outstanding	26,593	26,470	26,641	25,976

Adjusted cash earnings and cash earnings per share
Net income (loss)	1,367	69	3,057	(3,416)
Depreciation and amortization expense	2,835	2,672	8,361	9,643
Write-off deferred loan costs, net of tax	—	—	338	1,223
Joint venture noncash charge	—	—	156	—
Texas state income tax adjustment	—	—	—	269

Adjusted cash earnings	4,202	2,741	11,912	7,719

Adjusted cash earnings per share	$0.16	$0.10	$0.45	$0.30

Diluted shares outstanding	26,593	26,470	26,641	25,976

Adjusted pretax income (loss)
Pretax income (loss) as reported	2,151	69	4,864	(4,665)
Write-off deferred loan costs	—	—	538	1,867
Write-off contract rights costs	—	—	—	866
Joint venture noncash charge	—	—	248	—

Adjusted pretax income (loss)	2,151	69	5,650	(1,932)

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